AMENDED FORBEARANCE AGREEMENT

            This Agreement (the "AGREEMENT") is entered into and made this 18th day of May, 2005, by and among VITROTECH CORPORATION, a Nevada corporation ("VitroTech"), VITROCO INCORPORATED, a Nevada corporation
("VitroCo")(collectively, VitroTech and VitroCo are referred to as the "Borrowers"), and 1568931 ONTARIO LTD., an Ontario company partnership ("Lender"), and amends and supercedes a Forbearance Agreement, dated May 10, 2005, by and between the parties hereto.

            WHEREAS, Lender and Borrowers entered into that certain agreement, dated September 29, 2004 (the "September 2004 Agreement"), by which Lender agreed to loan to VitroTech up to $3,000,000 and pursuant to which Borrowers agreed to grant to Lender a security interest in substantially all of their assets and funds have been loaned to date and Borrowers and Lender have agreed to execute various documents further defining the rights of Lender and Borrowers under the September 2004 Agreement (such documents being referred to, collectively with the September 2004 Agreement, as the "Loan Documents"); this Agreement does not, in any way, diminish or reduce any of the rights of Lender under the September 2004 Agreement and, except as otherwise provided for herein, the September 2004 Agreement shall remain in full force and affect and Lender shall retain, unabated, all rights conferred by law as well as those rights contained in (1) the September 2004 Agreement, and (2) all Loan Documents contemplated to be executed pursuant to the September 2004 Agreement;

            WHEREAS, pursuant to the terms of the September 2004 Agreement, Enviro Investment Group LLC, Red Rock Canyon Mineral LLC and Valley Springs Mineral LLC (the "Mines") pledged to Lender, as additional collateral to secure Borrowers' obligations under the September 2004 Agreement, certain assets, including but not limited to all then mined, processed and/or warehoused mineral owned by the Mines (the "Inventory"), including Inventory in possession of Borrowers and subject to Borrowers' rights to purchase such Inventory;

            WHEREAS, Lender has entered in an Inter-Creditor Agreement, dated April 18, 2005 (the "Inter-Creditor Agreement"), with Vitrobirth LLC pursuant to which Lender and Vitrobirth agreed to share collateral pledged by Borrowers;

            WHEREAS, Borrowers are presently out of compliance with various provisions of the Loan Documents, such non-compliance being grounds for Lender to declare Borrowers in default under the Loan Documents;

            WHEREAS, Borrowers and Lender have negotiated and agreed in principal that Lender will forbear from exercising any remedy available to Lender upon the occurrence of an event of default, as defined under the Loan Documents, until the earlier of (1) a Triggering Event, as defined herein, or
(2) May 23, 2005 (subject to the sole and absolute right of Lender to extend said date); and Borrowers will facilitate the sale and transfer to Lender of all of Borrowers' interest in the Inventories and receivables held by Borrowers, all subject to the terms of the Inter-Creditor Agreement and/or any amendment thereto or subsequent agreement entered into between Lender and Vitrobirth LLC and the obligation to pay to the Mines and Hi-Tech Environmental Products LLC ("Hi-Tech") an aggregate of fifteen percent (15%) of the ultimate sales price of Inventory; and

            WHEREAS, Borrowers and Lender wish to evidence their agreement with respect to the matters set forth above.

            NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:

            1. At the specific request of Borrowers, Lender hereby agrees to forbear from exercising any remedy available to Lender upon the occurrence of an Event of Default or Default (as such terms are defined in the Loan Documents) under the Loan Documents until the earlier of (a) a Triggering Event (hereinafter defined) or (b) May 23, 2005 (subject to the sole and absolute right of Lender to extend said date)(the earlier of such dates being referred to herein as the "Termination Date").

            2. In consideration of the forbearance agreed to in Paragraph 1 hereof, Borrowers hereby sell, assign, transfer, convey and deliver to Lender, as an outright conveyance and not as a security interest, and subject to the rights and obligations of Lender and Vitrobirth under the Inter-Creditor Agreement and/or any amendment thereto, or subsequent agreement entered into between Lender and Vitrobirth LLC, all right, title and interest of Borrowers in:

                       a. the Inventory, as set forth on Schedule A attached hereto; and with respect to the Inventory: (i) Borrowers represent and warrant that (A) the Mines own all of the Inventory set forth on Schedule A, subject only to the rights of Borrowers to purchase the Inventory, (B) Borrowers own certain rights in the Inventory, free and clear of liens, subject only to the rights of (1) Lender under the Loan Documents, (2) Vitrobirth under an existing loan to the Borrowers, (3) warehousemen in possession of the Inventory and owed money with respect to the warehousing of Inventory, which amounts are, as of the date hereof, not more than $15,000 in the aggregate, and (4) the Mines and Hi-Tech to be paid an aggregate of fifteen percent (15%) of the ultimate sales price of the inventory; and (C) the Inventory listed on Schedule A constitutes all of the Inventory of mined and/or processed material that the Borrowers own or have control over or an interest in, whether directly or indirectly; (ii) Borrowers agree that Lender shall have all of the rights Borrowers would otherwise have to deal with the Inventory and control the same as fully as Borrowers; (iii) Borrowers shall grant no rights in the inventory to any parties other than Lender without the prior written consent of Lender; (iv) Borrowers shall notify all persons in possession of the Inventory, including warehousemen, of the rights granted to Lender hereunder; and (v) Borrowers have included herewith as Schedule C, and will update as appropriate Schedule C, listing all warehouse receipts, if any, relating to the Inventory; and

                       b. all receivables and other forms of rights to payment now existing, as reflected on Schedule B attached hereto, or arising in the future, excluding those receivables specifically noted as excluded on Schedule B; and with respect to the receivables: (i) Borrowers represent and warrant that in the event invoices are attached to Schedule B, such invoices represent true and correct copies of invoices for the receivables; (ii) in the event Schedule B is not attached to this Agreement at the time of its original execution, the parties agree that actual purchases of receivables will be evidenced by the completion and execution by both parties of Schedule B in the future, which schedule must be delivered by Borrowers not later than 48 hours after each such purchase; (iii) whether or not an initial Schedule B is attached to this Agreement, it is anticipated that additional receivables will be sold by Borrowers to Lender (although Lender is not agreeing to purchase any particular receivable or any additional receivables hereby), and such future purchases will be evidenced by the completion and execution of additional schedules in form similar to Schedule B; and (iv) upon execution by both Lender and Borrowers of such a supplemental schedule, the accounts receivable described therein shall become receivables subject in all respects to the terms of this Agreement.

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

Lender agrees that any proceeds received from the sale by Lender of any inventory or collection of any receivables transferred to Lender hereunder by Borrowers shall be applied to amounts owing under the Loan Documents or will be re-lent to Borrowers, at Lender's option. Borrowers agree to execute, from time to time, any and all documents as may be reasonably necessary to carry out the provisions of this Agreement, including (x) any documents Lender may deem appropriate to allow Lender to carry out the collection of receivables and sale of any receivables or inventory and warehouse receipts, if any, relating to the inventory, and (y) any Loan Documents not previously executed but contemplated by the September 2004 Agreement or necessary to reflect and preserve Lender's right under the law. Upon payment in full of all obligations owing under the Vitrobirth Loan Documents as well as the Lender's Loan Documents, Lender shall, within ten (10) business days following receipt of a Borrower Release Notice (as defined below), release all claims to, and assign and transfer to Borrowers, inventory and receivables held by Lender at that time ("Excess Collateral"); provided, however, that Lender shall only be obligated to assign and transfer Excess Collateral to Borrower if, and when, (i) Borrower's common stock satisfies the Transfer Criteria (as defined below) and (ii) the Borrower meets the Financial Performance Criteria (as defined below).

For purposes hereof, the "Transfer Criteria" shall be satisfied if, as of the date of a Borrower Release Notice (the "Measurement Date"), (A) the Borrower's common stock is traded on the OTC Bulletin Board, Nasdaq or a registered national stock exchange, and (B) the closing price of the Borrower's common stock is not less than $2.00 per share, and (C) the volume weighted average price of the Borrower's common stock over the 180 day period preceding the Measurement Date is not less than $2.00 per share, and (D) the average daily trading volume of the Borrower's common stock over the 180 day period preceding the Measurement Date is not less than 500,000 shares. All share prices and trading volumes for purposes of measuring the Transfer Criteria shall be adjusted from time to time to reflect any stock splits, reverse splits, stock dividends or similar transactions.

For purposes hereof, the "Financial Performance Criteria" shall be satisfied if, as of the last day of the fiscal quarter ending immediately prior to the Measurement Date, the Borrower's financial statements, as prepared in accordance with generally accepted accounting principles, reflect total shareholders' equity of not less than $3,000,000 and earnings per share over the preceding 12 months equal or exceed $0.10 per share.


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

For purposes hereof, a "Borrower Release Notice" shall consist of a written notice given by Borrower to Lender requesting that Excess Collateral be returned and setting forth information, in reasonably sufficient detail, to evidence (A) the repayment in full of the obligations owing under the Lender's Loan Documents and the Vitrobirth Loan Documents, and (B) satisfaction of both the Transfer Criteria and the Financial Performance Criteria.

Notwithstanding anything to the contrary herein, Lender's obligation to transfer and convey Excess Collateral to the Borrower shall forever lapse and be of no force or effect immediately upon the occurrence of any of the Triggering Events listed in Paragraphs 4(b) or (c) hereof.

            3. In order to more fully carry out the purposes of paragraph 2(a) above, Borrowers and Lender agree to handle Inventory as follows:

                       a. Borrowers shall continue to have the right to operate their business as presently conducted and to offer and sell Inventory; provided, however, that (i) Borrowers shall notify Lender, in writing, by fax or such other means as Lender shall agree to accept, of all proposed sales and shipments of Inventory, and (ii) no Inventory may be shipped or released unless and until Lender consents, either in writing, by fax or such other means as Lender may elect, to said shipment or release of Inventory, which consent Lender shall not unreasonably withhold. Notwithstanding anything herein to the contrary, the Lender shall have the right to arbitrarily withhold its consent contained in this paragraph, if the effect of a sale of the Inventory by the Borrower would nullify/take away the Lender's rights contained in paragraph 2 herein.

                       b. Borrowers shall provide notice, substantially in the form attached hereto as Exhibit 1, to each warehouse now, or in the future, holding Inventory, such that no Inventory shall be authorized to be shipped or released by a warehouse without the prior approval of Lender.

            4. For purposes hereof the term "TRIGGERING EVENT" shall mean the occurrence of any one of the following:

                       a. A material judgment adverse to either Borrower shall be entered in any legal proceeding and such judgment shall not be stayed within five (5) days after the entry of such judgment;

                       b. Either Borrower shall (i) execute an assignment for the benefit of creditors, or (ii) become or be adjudicated a bankrupt or insolvent, or (iii) apply for or agree by consent to the appointment of a supervisor, conservator, receiver, trustee, or liquidator of it or of all or a substantial part of its assets, or (iv) file a voluntary petition seeking reorganization or an arrangement with creditors, or to take advantage of or seek any other relief under any debtor relief laws, (v) be the subject of an involuntary bankruptcy case commenced under 11 U.S.C. Section 303 (the United States Bankruptcy Code); or
         (vi) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any proceeding under any debtor relief laws, or (vii) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights of Lender granted in any of the Loan Documents;


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

                       c. An order, judgment, or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of either Borrower or appointing a supervisor, conservator, receiver, trustee, or liquidator of either Borrower or of all or any substantial part of their assets, and such order, judgment, or decree is not permanently stayed or reversed within thirty (30) calendar days after the entry thereof, or (ii) a petition is filed against either Borrower seeking reorganization, an arrangement with creditors, or any other relief under any debtor relief laws, and such petition is not discharged within thirty (30) calendar days after the filing thereof;

                       d. Receipt by either Borrower, on or after the date hereof, of any notice of material default (a "Third Party Default"); provided, however, that (i) Borrower shall provide written notice to Lender of any such default within 24 hours of receipt of notice of the subject default, and (ii) a Third Party Default shall only be deemed to a Triggering Event if (A) the default involves claims of $5,000 or more, and (B) Lender shall not have waived the treatment of the Third Party Default as a Triggering Event within 24 hours after notice of a default under this Paragraph 4(d) (the "Third Party Default Waiver Period"); and provided, further, that a Third Party Default will be deemed a Triggering Event only upon completion of the Third Party Default Waiver Period; or

                       e. The breach by Borrowers of any covenant contained in this Agreement, including, but not limited to, (i) the failure of Borrowers to deliver a required Schedule B not later than 48 hours following a purchase and sale of receivables, and (ii) failure of Borrowers to deliver any notices required hereunder.

Borrowers shall promptly notify Lender in writing of the occurrence of any Triggering Event.

            5. This Agreement embodies the entire agreement of the parties only with respect to the issuance of forbearance and there are no contemporaneous oral agreements which in any way modify the same.

            6. Each party hereto represents to each other party herein that:

                       a. Such party is a corporation, or partnership, as the case may be, duly organized, legally existing, and in good standing under the laws of the jurisdiction of its incorporation; and

                       b. This Agreement, and each of the documents deliverable hereunder, will, when executed and delivered, constitute the legal, valid, and binding obligation of such party.

            7. Borrowers agree to cooperate with Lender and its representatives and to allow same to be present on Borrowers' premises at all reasonable business hours for the purpose of monitoring all aspects of Borrowers' business and Borrowers, their officers and employees shall extend the reasonable cooperation commensurate with sound management of Borrowers' business in permitting Lender and its representatives to observe and gather information about Borrowers' business, provided, however, Lender shall exercise no control over Borrowers.


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

            8. Borrowers hereby affirm their obligations under the Loan Documents and acknowledges that the obligations under the September 2004 Agreement are intended to be memorialized in definitive Loan Documents and that this Agreement is subject to and will not in any way be altered as a result of the executive of definitive Loan Documents.

            9. Except as specifically provided in this Agreement, the terms of the Loan Documents shall remain unchanged. Except as expressly set forth in this Agreement, nothing herein shall be deemed to constitute a waiver by Lender of any rights or remedies available under any of the Loan Documents or under applicable law.

            10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California and applicable laws of the United States of America.

            11. This Agreement may be executed in two or more counterparts, and it shall not be necessary that any one counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. The manual signature of any party hereto that is transmitted to any other party by facsimile shall be deemed for all purposes to be an original signature.

            This Agreement is executed effective as of the date referenced above by duly authorized representatives of each of the entities signatory hereto.

                                        VITROTECH CORPORATION


                                        By:_____________________________________
                                            Glenn Easterbrook
                                            Chief Executive Officer

                                        VITROCO INCORPORATED


                                        By:_____________________________________
                                            Glenn Easterbrook
                                            Chief Executive Officer

                                        1568931 ONTARIO LTD


                                        By:_____________________________________
                                                    Howie Fialkov


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